As filed with the Securities and Exchange Commission via EDGAR on April 29, 1999
                                                 Registration No. 333- _________


                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             MUSTANG SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               California                            77-0204718
    (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)             Identification No.)

                              6200 Lake Ming Road
                         Bakersfield, California 93306
                    (Address of Principal Executive Offices)

                        1994 INCENTIVE STOCK OPTION PLAN
                       AND NONSTATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                      James A. Harrer, President and C.E.O.
                          Mustang Software Incorporated
                               6200 Lake Ming Road
                          Bakersfield, California 93306
                                 (805) 873-2500
       (Name, Address, and Telephone Number, Including Area Code, of Agent
                                  for Service)

                                   Copies to:
                               Mark A. Klein, Esq.
                          Freshman, Marantz, Orlanski,
                                 Cooper & Klein
                         9100 Wilshire Boulevard, 8-East
                         Beverly Hills, California 90212
                                 (310) 273-1870
                               Fax:(310) 274-8357

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                            Proposed              Proposed
                                                             Maximum               Maximum
                                                            Offering              Aggregate              Amount of
Title of Securities to be             Amount to be          Price per              Offering            Registration
       Registered                      Registered            Share(1)              Price(1)                Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value               189,266            $     1.75            $  331,216            $       92
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                30,000            $     2.75            $   82,500                    23
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                45,000            $  7.47875            $  336,544                    94
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value               145,734            $  8.78125            $1,279,727                   356
-------------------------------------------------------------------------------------------------------------------
           Total                         410,000                                                        $      565
===================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


           The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

           (a) The Registrant's Form 10-KSB for the year ended December 31, 1998 (the "Form 10-K").

           (b) All reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements included in the above-mentioned Form 10-K.

           (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 10, 1995, including any amendment or report filed for the purpose of updating such description.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant's Articles of Incorporation and By-Laws provide for indemnification of the officers and directors of the Registrant to the full extent permitted by law. The General Corporation Law of the State of California permits a corporation to limit, under certain circumstances, a director's liability for monetary damages and actions brought by or in the right of the corporation. The Registrant's Articles of Incorporation also provide for the elimination of the liability of directors from monetary damages to the full extent permitted by law.

           The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Articles of Incorporation and By-Laws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other enterprise to which the person provides services at the request of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.


ITEM 8.    EXHIBITS.

           Exhibit
           Numbers
           -------

             4.1 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan, as amended (incorporated by reference to Exhibit A included with Registrant's Definitive Proxy Statement filed with the Commission on May 8, 1998).

             4.2 Form of Stock Option Agreement under the 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 4.2 included with Registrant's Registration Statement on Form S-8 (file No. 333-07269) filed with the Commission on June 28, 1996).

             5           Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

            24.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

            24.2         Consent of Independent Public Accountants

ITEM 9.    UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration

Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saugus, State of California, on this 27th day of April, 1999.

                                    MUSTANG SOFTWARE, INC.



                                    By: /s/ James A. Harrer
                                        -------------------------------------
                                        James A. Harrer
                                        President and Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                             TITLE                                       DATE
         ---------                                             -----                                       ----
 /s/ James A. Harrer                       President and Chief Executive Officer and a Director         April 17, 1999
 -------------------------------           (Principal Executive Officer)
 James A. Harrer


 /s/ Donald M. Leonard                     Vice President Finance and Chief Financial Officer
 -------------------------------           (Principal Financial and Accounting Officer)                 April 17, 1999
 Donald M. Leonard


 /s/ Stanley A. Hirschman                  Chairman of the Board of Directors                           April 17, 1999
 -------------------------------
 Stanley A. Hirschman


 /s/ Michael Noling                        Director                                                     April 17, 1999
 -------------------------------
 Michael Noling


 /s/ Phillip E. Pearce                     Director                                                     April 17, 1999
 -------------------------------
 Phillip E. Pearce


 /s/ Michael D. Greenbaum                  Director                                                     April 17, 1999
 -------------------------------
 Michael D. Greenbaum


 /s/ Anthony Mazzarella                    Director                                                     April 26, 1999
 -------------------------------
 Anthony Mazzarella